Exhibit 10.1
AGREEMENT


         AGREEMENT made and entered into in South Burlington, Vermont as of the 29th day of January 1998, by and between BEN & JERRY'S HOMEMADE, INC., a Vermont corporation with its headquarters at 30 Community Drive, South Burlington, Vermont 05403 (the "Company") and BENNETT COHEN ("Cohen"), of 82 St. George Lane, Williston, Vermont 05495.

                                   WITNESSETH:
                                   -----------

         WHEREAS, Cohen is a Founder of the Company and wishes to maintain an active relationship between the Founders and the Company on mutually agreeable terms, both as an employee of the Company and thereafter; and

         WHEREAS, the Company desires to continue to employ Cohen, and Cohen desires to continue to be employed by the Company, all on the terms and conditions hereinafter provided;

         WHEREAS, the Company and Cohen wish to confirm certain agreements and make certain additional agreements that remain in force after the end of the Term of Employment, as defined below; and

         WHEREAS, this Agreement supersedes all prior employment agreements between the parties.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

         1. Employment and term of employment. The Company agrees to employ Cohen, and Cohen hereby agrees to accept employment by the Company, under the terms and conditions contained in this Agreement.

         Subject to the termination provisions set forth in Paragraph 9 (and 6.2) hereof, the employment term (the "Term" or the "Term of Employment") shall commence on the date hereof, and terminate on December 31, 1998, but shall automatically renew for successive one year periods following December 31, 1998 unless either Cohen or the Company gives notice to the other of non-renewal at least sixty days prior to the end of the Term then in effect.

         2.       Duties for the Company and Other Activities

         2.1 Duties. Cohen shall use his best efforts to advance the best interests of the Company under this Agreement. During the Term of Employment, Cohen shall render services similar to the services he has performed since January 1, 1997, and at a level similar to that performed since that date, as requested from time to time by the Board of Directors of the Company (the "Board") or by the Chief Executive Officer of the Company, and mutually agreed


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to by Cohen. It is understood that Cohen's  obligation to provide  services at a level similar to that performed since January 1, 1997 shall not be required if, in his reasonable judgment, there is a material change in the values of the business mission of the Company, or in the implementation in practice of such values, from that of January 1, 1997. Cohen may work from offices at his home or at the headquarters of the Company in Vermont.

         2.2 Other Activities. During the Term of Employment and thereafter, Cohen may, to the extent not conflicting with his duties under Paragraph 2.1, and so long as in compliance with Paragraph 6.1, and subject to the requirements of Paragraph 11, engage in other businesses and activities, including for-profit business and non-profit activities; provided, however, that Cohen (i) shall provide written notice to such third party in the form attached hereto as Exhibit A, and (ii) such third party duly executes and returns such notice to Cohen, who shall promptly forward a copy to the Company. It is understood that such businesses and activities are not to be undertaken by Cohen on behalf of the Company. It is further understood that such written notice is not required for the personal, non-business or non-commercial activities of Cohen in his individual capacity.

         3. Use of Name and Image, etc. During the Term of Employment and Thereafter

         3.1 Past Uses. Cohen hereby releases and discharges the Company from any and all claims and demands arising out of or in connection with the use by the Company of his name, image, likeness, portrait, photograph, audio or video recordings, and facsimile signature, and all trademarks, copyrights, trade names, and goodwill associated therewith prior to the effective date of this Agreement. Cohen does not, by this Agreement, necessarily endorse or approve any text or event with which his name, image, or facsimile signature has been used by the Company prior to the effective date of this Agreement, and does not consent to future use of his name, image, likeness, portrait, photograph, audio or video recordings, and facsimile signature except as provided under paragraphs
3.2 and 3.3. The provisions of this Agreement do not enlarge or restrict the Company's intellectual property rights except as expressly provided herein.

         3.2.Confirmatory Grant of Name, Trademark, and Other Rights. Cohen hereby irrevocably confirms the exclusive, perpetual, royalty-free, worldwide right of the Company to use his first name in the name "Ben & Jerry's", and his photograph in the form of the label reproduced on the "Consent" attached as Exhibit B (used either together with the photograph of Jerry Greenfield included on Exhibit B or separately), and his photograph in the form of the three labels reproduced on the attached Exhibit C, in each case in connection with labels or packaging of products sold by the Company from time to time and ancillary promotional or image materials of the company (including materials such as, but not limited to, signs, brochures, T shirts and giant pint lids).

         Cohen  further   confirms  that  the  tradename  "Ben  &  Jerry's"  and
associated goodwill are the exclusive property of the Company.

         3.3.Additional Grant, Subject to Written Consent, Regarding Certain
             Other Uses.


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Other than the uses specified in Paragraph 3.2, the Company may use, on uses not within Paragraph 3.2 above, even if released and discharged under Paragraph 3.1 above, Cohen's first name, image, likeness, portrait, photograph, audio or video recordings, and/or facsimile signature, only with his express written consent as to each proposed use.

         Within 30 days of the effective date of this Agreement, the Company shall present to the Cohen a list and description of all uses for which it requests consent at this time. Cohen shall respond to the request for such uses within 30 days thereafter, and shall execute all appropriate documents reasonably requested by the Company in aid of each consented use.

         The Company shall discontinue any use not within Paragraph 3.2 to which Cohen does not consent as follows: For any such use in product packages, coupons, certificates, and point of sale materials, the Company may consume its stock, if any, existing as of the effective date of this Agreement. For all other such uses, the Company shall have a commercially reasonably period of time, not exceeding six months from the date of this Agreement, to discontinue such use.

         The Company shall thereafter afford a reasonable prior opportunity to Cohen or his designee to review each matter as to which Cohen has the right to consent under this paragraph, and in turn Cohen agrees, upon request of the Company, to respond to any proposed use that requires consent under this Paragraph, and shall execute all appropriate documents reasonably requested by the Company in aid of each consented use.

         3.4. Duty Not to Disparage. So long as he is receiving payments under this Agreement, Cohen shall use his best efforts not to disparage publicly the Company or its products or the Company's rights under Paragraph 3.

         3.5. Specific Enforcement. The provisions of this Paragraph 3 are material consideration to this Agreement, and the parties acknowledge that damages caused by breach of these provisions will be difficult to quantify. The parties therefore consent to the award of equitable relief, including prohibitory and mandatory, preliminary or permanent, injunctions for material breach of these provisions which is not reasonably cured within 30 days after notice, as well as damages for any material breach, in a proceeding under Paragraph 13.2.

         3.6 Assignment, etc. The rights granted or confirmed to the Company under this Paragraph 3 may not be assigned during the lifetime of Cohen except in connection with a merger or consolidation of the Company or sale of transfer of all or substantially all of the business or assets of the Company. The grant or confirmation of rights to the Company under this Paragraph 3 shall be binding upon Cohen and his heirs, legal representatives, and assigns.

         Uses by the Company under Paragraph 3 shall encompass the Company, its subsidiaries and any affiliates in a joint venture, franchise or license in which the Company (or any subsidiary) has a significant economic interest. The term "use" shall include, for any permitted use, re-use, publication, and reproduction in whole or in part in any and all media.

           4. Compensation and Benefits During the Term of Employment.


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         4.1 Base Salary.  During the Term of Employment,  the Company shall pay to Cohen a base salary ("Base Salary") of $200,000 per annum, payable monthly, beginning as of May 1, 1997. Once a year the Board shall, in its discretion, review Cohen's Base Salary with a view to an upward adjustment thereof.

         4.2 Bonus. The Company may, if determined by the Board, pay Cohen for each calendar year during the period of Cohen's employment hereunder, commencing with the year ending December 31, 1998, a bonus ("Bonus") in an amount to be determined by the Board in its discretion. Any Bonus shall be payable within 90 days after receipt by the Company of the annual financial statements of the Company, certified by the independent certified public accountants of the Company in accordance with generally accepted accounting principles uniformly applied on a consistent basis.

         4.3 Out-of-Pocket Expenses. The Company shall promptly pay or reimburse Cohen for all reasonable expenses incurred or paid by him in the performance of his duties during the Term of Employment, provided that Cohen properly accounts therefor in accordance with the policies of the Company.

         4.4  Medical  Benefits.   The  Company  shall  provide  Cohen  and  his
dependents with health and hospitalization insurance, and any other medical and dental benefits generally available to employees during the Term of Employment.

         4.5 Vacation. During the Term of Employment, Cohen shall be entitled to four weeks paid vacation per annum at times to be mutually selected by Cohen and the Company.

         4.6 Car. During the Term of Employment, Cohen shall be entitled to a "Company Car" for use while engaged in his duties under this Agreement. The Company shall pay or reimburse Cohen for gas, maintenance, and repair, other than personal use.

         4.7 Life Insurance. The Company shall provide Cohen with the same life insurance benefits as available to employees generally during the Term of Employment.

         4.8 Founders' Office. The Company shall provide Cohen with an office at the Company's headquarters in Vermont, to be situated, furnished, equipped, supported, and staffed in a manner substantially the same as the present "Founders' Office," for use by Cohen in connection with Company business, or, subject to the other provisions of this Agreement, personal affairs, or any other matter.

         5. Protection of Confidential Information During the Term of Employment and Thereafter.



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         5.1 Confidentiality Covenant. Cohen acknowledges that his employment by the Company has and will continue to bring him into close contact with many confidential affairs of the Company, including information about costs, profits, markets, sales, products, key personnel, pricing policies, operational methods, strategic and other business plans, manufacturing processes and other business affairs, methods of information not readily available to the public, and plans for future developments. Cohen further acknowledges that the services to be performed by him under this Agreement are of special, unique and extraordinary character. Cohen further acknowledges that the business of the Company is conducted throughout the United States and in certain countries outside the United States and that he is therefore capable of competing with the Company from nearly any location in the United States and from certain foreign locations. In recognition of the foregoing, Cohen covenants and agrees:

         (a) That he will keep secret all confidential affairs of the Company and not use them himself or disclose them to anyone outside of the Company, either during or after the Term of Employment, except in accordance with the performance of his duties or with the Company's prior written consent; and

         (b) That he will deliver promptly to the Company on termination of the Term of Employment, or at any time the Company may so request, all memoranda, notes, records, reports and other documents (and all copies thereof) relating to the Company's business, which he may then possess or have under his control, except for personal mementos and effects as he may reasonably identify and retain.

         5.2 Specific Remedies. If Cohen commits a breach, or threatens to commit a breach, of any of the provisions of paragraph 5.1 (which is not reasonably cured within 30 days after notice), then the Company shall have the right and remedy (i) to have such provisions specifically enforced, and (ii) the right and remedy to require Cohen to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively "Benefits") derived or received by Cohen as the result of any transactions constituting a breach of any of the provisions of paragraph 5.1, and Cohen hereby agrees to account for and pay over such Benefits to the Company. Disputes arising under this Paragraph 5 shall be resolved as provided for in Paragraph 13.2 of this Agreement.

         6. Restriction on Competition During the Term of Employment and Thereafter.. .
         6.1 Covenant. Cohen covenants and agrees that:

         (A) during the Term of Employment (as it may be extended) and for a period of three (3) years (the "Severance Period') thereafter, he will not (i) enter, directly or indirectly, into the employ of or render, directly or indirectly, any services to any person, firm or corporation engaged in any business competitive with any business of the Company or any subsidiary at the time that he commences such employ or services;
         (ii) engage, directly or indirectly, in any such business for his own account; or (iii) become interested, directly or indirectly, in any such business as an individual partner, shareholder, creditor,


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         director, officer, principal, agent, employee, trustee,  consultant, advisor or in any other relationship or capacity; and

         (B) after the Severance Period, he will not (i) enter, directly or indirectly, into the employ of or render, directly or indirectly, any services to any person, firm or corporation engaged in the frozen dessert business, or engaged in material competition with any other business material to the Company or any subsidiary as of the end of the Term of Employment; (ii) engage, directly or indirectly, in any such business for his own account; or (iii) become interested, directly or indirectly, in any such business as an individual partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other capacity;

         6.2 Consideration. In consideration for Cohen's agreement not to compete as set forth herein, in addition to the Compensation and Benefits provided in Paragraph 4 of this Agreement, the Company agrees to pay Cohen severance ("Severance"), on a monthly basis, equal to 100% of his then current rate of annual Base Salary (measured at the date of the end of the Term of Employment, as it may have been extended) during the Severance Period, provided, however, that such payments shall terminate upon earlier termination of Cohen's employment by the Company for "cause" as defined in Paragraph 9 (and 6.4) hereof or termination of the Company's obligations to make payments under Paragraph 6.4 or 11.5 of this Agreement.

         The Severance Payments during the three year Severance Period under this Paragraph 6.2 shall, in the event of Cohen's death, be paid to his estate or designated beneficiaries.

         6.3 Limitations on the Covenant.

         6.3.1 The provisions of Paragraph 6.1 shall not be deemed to preclude Cohen from employment by or consulting for any person some of whose activities are competitive with the business of the Company if Cohen's employment or consulting does not relate, directly or indirectly, to such competitive business.

         6.3.2 Nothing contained in paragraph 6.1 shall be deemed to prohibit Cohen (A) from acquiring or holding, solely for investment, publicly traded securities of any corporation that competes with the Company so long as such securities do not, in the aggregate, constitute more than 2% of any class or series of outstanding securities of such corporation, or (B) from serving as a director, officer, member of any committee, employee, or consultant for a person other than the Company who does not engage in any business competitive with any business of the Company.

         6.3.3 The Company may at any time, upon Cohen's request to the Board, waive in writing the covenants in Paragraph 6.1 as to one or more activities.


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         6.3.4 It is  understood  that if Cohen  engages in a business  activity which is permitted under Paragraph 6.1, and the Company subsequently begins to compete in that business, then Cohen may continue to engage in such business activity without restriction. In that case, the covenant of Paragraph 6.1 shall not apply to such permitted activity, and the remedies for violation of the covenant provided in Paragraphs 6.2, 9.2, and 11.5 shall not be available to the Company.

         6.3.5 After the Severance Period, Cohen may compete with the Company in any line of business upon 90 days advance notice to the Company, provided, however, that payments by the Company to Cohen under Paragraph 11.1, and benefits under Paragraphs 11.3 and 11.4, shall thereupon terminate.

         6.4 Remedies. In the event of the violation by Cohen of any of the covenants of Paragraphs 2.2, 3, 5.1, 6.1 or 8, and unless such violation shall be remedied within 30 days after receiving notice of it from the Company, such violation shall be deemed to be "cause" within the meaning of Paragraph 9 for termination of the Term of Employment and (to the extent therein provided) of the Company's obligations to make any payments under this Agreement. The Company shall have the right and remedy to have the provisions of Paragraphs 2.2, 3, 5.1, 6.1 or 8 specifically enforced, it being acknowledged and agreed that any such violation or threatened violation will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. Disputes arising under this Paragraph 6 shall be resolved as provided for in Paragraph 13.2 of this Agreement.

         7. Independence, Severability and Non-Exclusivity; Jurisdiction. Each of the rights and remedies enumerated in Paragraphs 2.2, 3, 5.2, 6.4 and 8 shall be independent of the other and shall be severally enforceable and all of such rights and remedies shall be in addition to and not in lieu of any other rights and remedies available to the Company under the law or in equity. If any of the covenants contained in Paragraphs 2.2, 3, 5.1, 6.1 or 8 or if any of the rights or remedies enumerated in Paragraphs 2.2, 3, 5.2, 6.4 or 8, or any part of any of them, is hereafter construed to be invalid or unenforceable, then (i) the same shall not affect the remainder of the covenants or rights or remedies which shall be given full effect without regard to the invalid portions and (ii) in addition if any of the covenants contained in Paragraphs 2.2, 3, 5.1, 6.1 or 8 is held to be unenforceable because of the duration of such provision or the subject matter or area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and in its reduced form said provision shall then be enforceable.

         8. Product Development. Cohen acknowledges that during the Term of Employment he may conceive of, discover, invent or create new products or product improvements whether patentable or copyrightable or not (all of the foregoing being collectively referred to herein as "Product Developments"), that he may conceive of, discover, invent or create various business opportunities relating to the business of the Company, and that various business opportunities relating to the business of the Company may be presented to him by reason of his relationship created by this Agreement. Cohen acknowledges that all of the foregoing shall be owned by and


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belong  exclusively  to the  Company  and  that he shall  not have any  personal interest therein, provided that they are either related in any manner to the business of the Company, or are conceived or made on or presented to Cohen during the Company's time or with the use of the Company's facilities or materials. Cohen shall (i) disclose promptly any such Product Developments and business opportunities to the Company; (ii) assign to the Company, without additional compensation, the entire rights to such Product Developments and business opportunities; (iii) execute all documents and instruments necessary to carry out the foregoing; and (iv) give testimony in support of its or his developments or creation in any appropriate case.

         Provided, however, that if the Company does not implement or act upon any such Product Development or business opportunity during the Term of Employment or the Severance Period, then Cohen's rights, title and interest in any Product Development or business opportunity conceived of, discovered, invented or created by Cohen shall revert to Cohen upon the termination of his employment for any reason. In use of any such Product Development, Cohen shall be subject to the covenant against competition specified in Paragraph 6.

         Provided further, that if the Chief Executive Officer of the Company so consents in writing, Cohen's rights, title and interest in any Product Development or business opportunity conceived of, discovered, invented or created by Cohen shall revert to Cohen at any time.

         Disputes arising under this Paragraph 8 shall be resolved as provided for in Paragraph 13.2 of this Agreement.

         9. Termination of the Term of Employment. The Term of Employment under this Agreement shall terminate under any of the following conditions:

         9.1 (A) at the option of the Company (i) for cause, which shall be defined as: (a) Cohen's willful failure to comply with any of the material terms of this Agreement, including, without limitation, Cohen's violation of any covenants in Paragraph 2.2, 3, 5.1, 6 and 8, unless such failure shall be remedied within 30 days after receiving notice of it from the Company;
                  (b) Cohen's willful engagement, in his capacity as an employee of the Company, in gross misconduct injurious to the Company, and (c) Cohen's failure to carry out duties as agreed with the Company under Paragraph 2.1 hereof; and (d) pursuant to Paragraph 6.4 hereof. It is expressly understood and agreed by the Company that expression by Cohen, whether public or private, of his opinion as a private individual concerning public issues, including endorsements of candidates or causes, and participation in political, social, and environmental organizations or events, shall not be cause for termination.

                  (B) upon the death of Cohen.

                  (C) at the option of Cohen upon not less than 60 days prior notice to the Company given not earlier than July 30, 1998.


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         9.2 In the event of termination of the Term of Employment at the option of the Company for cause as defined in Paragraph 9, Cohen shall continue to be subject to his obligations contained in Paragraphs 2.2, 3, 5, 6, 7, 8, and 11 hereof. The Company shall also be entitled, as a remedy awarded under Paragraph 13.2, to terminate its obligation to make payments and to provide benefits under Paragraph 6.1 or under 11.1, 11.3, and 11.4 as the case may be, in the event of a material breach, not remedied within 30 days after notice by Company, of the provisions of Paragraph 2.2, 3, 5.1, 6.1, or 11.2.

         9.3 In the event of termination of the Term of Employment at the option of Cohen under subparagraph 9.1(C) above, all the provisions of this Agreement (including those requiring the Company to make certain payments and to provide benefits to Cohen) applicable to the period after the end of the Term of Employment, including Paragraphs 2.2, 3, 5, 6, 7, 8, and 11, shall remain in effect.

         10. Services After Term of Employment. During the Severance Period and afterwards, Cohen shall be available to serve as a consultant to the Company regarding such matters and at such times requested by the Board or by the Chief Executive Officer of the Company, and as agreed to by Cohen. Cohen may also make public appearances on behalf of the Company, if any, upon such request and as agreed in his discretion. The Company shall promptly pay or reimburse Cohen for all reasonable expenses incurred or paid by him in the performance of such services, provided that Cohen properly accounts therefor in accordance with the policies of the Company.

         11.  Other Payments, Benefits and Duties.

         11.1.  Payments.

         11.1.1 Annual Payment After the Severance Period. In consideration of the services specified in Paragraph 10, and in consideration of the covenants in Paragraph 6.1, beginning as of three years after termination of the Term of Employment, the Company shall pay Cohen, during his lifetime, the annual sum of $75,000 payable quarterly, and provide the benefits specified below in this Paragraph 11. Such payments, and the benefits provided in Paragraphs 11.3 and 11.4, shall terminate upon Cohen's notice to the Company pursuant to Paragraph 6.3.5.

         11.1.2 Annual Adjustment. The payment provided for in Paragraph 11.1.1 shall increased annually by the percentage increase, if any, in the Consumer Price Index for Class C cities in the Northeast Region for the preceding year, as promulgated by the Bureau of Labor Statistics of the U.S. Department of Labor, or a successor index or comparable index for Chittenden County, Vermont, if one shall be determined by the Bureau of Labor Statistics. This increase shall begin effective upon the anniversary of the first year of payments under Paragraph 11.1.1, and shall continue annually until the year that Cohen attains age 65.


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         11.2.  Insurance.

         11.2.1 Health Insurance. Cohen, his wife or significant other, and his dependents, may remain persons covered by the Company's health insurance plan after the Term of Employment and until such time as both Cohen and his wife (or significant other) qualify for federal and state Medicare benefits as they may then be available, by paying the Company's normal COBRA rate then in effect from time to time, with the deductible then in effect for a person with the salary rate that Cohen had immediately before retirement, provided that the Company makes such coverage generally available to its employees. Nothing in this Agreement shall preclude the Company from selecting a different health insurance plan.

         11.2.2 Distribution Rights or Payment in Lieu Thereof. The Company agrees in good faith to investigate the feasibility of granting Cohen a ten year exclusive distributorship with respect to the Company's ice cream products line to a certain jurisdiction in the Caribbean, and if the Company determines that this is feasible, the Company and Cohen agree to negotiate in good faith the terms of a mutually acceptable distribution agreement. In the event that Company determines, by written notice to Cohen, that this is not feasible or in the event the parties fail, by March 15, 1998, to negotiate such a mutually acceptable distribution agreement, then the Company shall pay to Cohen, the sum of $135,000 payable in three annual payments of $45,000 each, the first on April 1, 1998, the second on April 1, 1999, and the third on April 1, 2000. These annual payments under Paragraph 11.2.2 shall, in the event of Cohen's death, be paid to his estate or designated beneficiaries.

         11.3 Founder's Office. The Company shall provide a Founder's Office, of similar functionality and expense to the Founders' Office described in Paragraph 4.8, in a place in Vermont to be designated by Cohen (subject to approval by of the Company, which shall not be unreasonably withheld) for a period of two years (but not after the death of Cohen) after expiration or termination of the Term of Employment.

         11.4 Free Products for Life. The Company shall provide to Cohen, and after his death shall provide to two persons designated by Cohen in writing before his death, reasonable amounts of free ice cream and other Company products for their respective lives. Furthermore, when Cohen is a material participant in or supporter of any public event, the interests of which are aligned with the Company's statement of values, entitled "Leading with Progressive Values Across our Business," adopted by the Board of Directors of the Company on November 20, 1997, a copy of which is attached hereto as Exhibit D, as amended by the Board from time to time, the Company will provide, free of charge, a reasonable and adequate amount of Ben & Jerry's products for each person reasonably expected to attend such events.

         11.5 Breach. Wilful breach by Cohen of the material provisions of Paragraph 2.2, 3, 5.1, 6.1, 8, or 11.6, if not remedied within 30 days after notice by the Company to Cohen, shall entitle the Company, as a remedy under Paragraph 13.2, to terminate its obligation to make payments under Paragraph
11.1 or to provide benefits under Paragraphs 11.3 and 11.4 of this Agreement. Payments by the Company that would, but for this Paragraph 11.5, have been made to Cohen, shall be made by the Company to an escrow agent mutually agreeable to the Company and to Cohen, and shall be distributed from escrow to the Company or to Cohen upon final judgment or settlement pursuant to a proceeding under Paragraph 13.2.

         11.6 Non-Company Activities. In conducting non-Company activities during the Term of Employment, during the Severance Period or thereafter, Cohen agrees to comply with the following provisions:

         11.6.1 No Agency. Cohen will not hold himself as acting on behalf of the Company. Cohen has no authority to act for or to bind the Company without the approval of the Chief Executive Officer of the Company.

         11.6.2 Letterhead. So long as he is a director of the Company, and subject to Paragraph 2.2 (which if applicable requires the Exhibit A procedure specified in Paragraph 2.2), Cohen may use Company letterhead imprinted with the legend set out on Exhibit E, or such other legend as may be reasonably acceptable to the Company, that he is acting in his personal capacity and is not acting on behalf of the Company.

         11.6.3 Company Resources. Other than the resources and personnel of the Founders Office provided under Paragraphs 4.8 and 11.3, Cohen will not use Company personnel or resources except with the express written consent of the Chief Executive Officer of the Company.

         11.7 Directorship. Service as a director of the Company or any compensation therefor is not covered by this Agreement.

         11.8 Services after the Term of Employment. After the Term of Employment, Cohen may perform services for the Company, in addition to those in Paragraph 10, as are mutually agreed from time to time by Cohen and the Board or the Chief Executive Officer, provided that his reasonable out-of-pocket expenses are advanced or reimbursed to him by the Company, and subject to agreement regarding other terms and conditions, if any.

         12. Notices. All notices, requests, consents and other communications, required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first-class, postage prepaid, by registered or certified mail, addressed as follows (or to such other address as either party shall designate by notice in writing to the other in accordance herewith):

                  If to the Company:

                  Ben & Jerry's Homemade, Inc.
                  30 Community Drive
                  South Burlington, Vermont 05403
                  Attention: President

                  If to Cohen:

                  82 St. George Lane
                  Williston, VT 05495

         13.  General.

         13.1 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Vermont (other than its rules for choice of law).

         13.2 Dispute Resolution. All disputes concerning this Agreement shall be resolved , and all remedies shall be available, only as provided in this Paragraph 13.2.

         13.2.1 In the event that one party believes the other party to have committed a material breach of this Agreement, for which the party wishes to pursue a remedy, then the party shall give 30 days notice of the breach.

         13.2.2 Upon written notice by either party, the parties each agree to select a mediator and to promptly mediate in good faith any controversy, claim or dispute arising between the parties arising out of or related to this Agreement, its performance or any breach or claimed breach thereof.

         13.2.3 In the event that such non-binding mediation does not resolve any such matter, then such matter, and any other dispute arising under this Agreement, the parties irrevocably submit to the jurisdiction and venue of the United States District Court for the District of Vermont at Burlington and the Vermont Superior Court for Chittenden County for the purpose of any suit or other proceeding arising out of or based upon this Agreement or the subject matter hereof, and agrees that any such proceeding will be brought or maintained only in such court.

         13.3 Captions. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         13.4 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior arrangements, arrangements and understandings, written or oral, between the parties relating to the subject matter hereof except as provided in the last sentence of Paragraph 3.1 Certain provisions of this Agreement survive the Term of Employment and any termination of payments by the Company, including Paragraphs 3, 5, 6, 8, 10, 11, and 13.

         13.5 No Other Representations. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound or liable for any alleged representation, promise or inducement not so set forth.

         13.6 Assignability. Subject to Paragraph 3.6, this Agreement may not be assigned by Cohen or the Company, except that Cohen may assign part or all of payments from the Company for the benefit of his dependents, heirs, or beneficiaries, and the Company may assign this Agreement in a merger, consolidation, sale or transfer of all or substantially all of the business and assets of the Company. Subject to the foregoing, this Agreement shall bind each party and its successors, heirs, personal representatives and assigns.

         13.7 Amendments; Waivers. This Agreement may be amended, modified, superseded, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at the later time to enforce the same. No waiver in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other terms or covenant contained in this Agreement.

         13.8 No Presumption. This Agreement has been prepared by the parties' lawyers to reflect the parties' mutual agreement. No presumption shall be implied or asserted that the terms of this Agreement are to be construed against either party.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                          BEN & JERRY'S HOMEMADE, INC.

                                            /s/ Perry D. Odak
                                    By:     _________________________________
                                            Perry Odak
                                            Chief Executive Officer
                                            Duly Authorized

                                            /s/ Bennett Cohen
                                            ---------------------------------
                                            Bennett Cohen


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